EXHIBIT 99.3

The following is a statement of the estimated expenses (other than agent discounts and commissions) to be incurred by Zions Bancorporation in connection with the issuance and distribution of the indeterminate amount of Senior Medium-Term Notes Due Three Years or Less From the Date Issued pursuant to a Registration Statement on Form S-3 (File No. 333-158319) and a related prospectus supplement filed with the Securities and Exchange Commission on April 21, 2009:

	Estimated Fees
SEC registration fee	$	*
Legal fees and expenses		$135,000
Fees and expenses of qualification under state securities laws (including legal fees)		$—
Accounting fees and expenses		$—
Printing fees		$10,000
Rating agency fees		$300,000
Trustee’s fees		$10,000
Miscellaneous		$10,000

Total expenses		$465,000

*	Deferred in accordance with Rule 456(b) and 457(r).